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                      PACIFICORP MASTER RETIREMENT TRUST

                               1994 RESTATEMENT

                                October 1, 1994


PacifiCorp
an Oregon corporation
700 NE Multnomah
Portland, Oregon  97232                                                  Company

The Bank of New York
One Wall Street
New York, New York 10286                                                 Trustee


           The Company established a Master Retirement trust effective August 1, 1991 to consolidate the trusts for a number of tax qualified retirement plans maintained for its employees and the employees of the Company's affiliates. The master trust is intended to be tax exempt under Section 501(a) of the Internal Revenue Code. The Investment Committee established under the Master Retirement Trust has appointed The Bank of New York to serve as successor Trustee and the appointment has been accepted. In order to reflect the identity of the successor Trustee and to include provisions requested by it, the parties enter into this agreement as an amendment and complete restatement of the Master Retirement Trust.

                                   ARTICLE I

                     Effective Date; Plans; Qualification

     1.01  Effective Date; Trust Year; Plans

           1.01-1 This restatement of the trust shall be effective October 1, 1994.

           1.01-2  The trust year shall be a calendar year.

           1.01-3 This trust shall continue the trust for the tax qualified retirement plans listed below (the "Plans"), with the Trustee as successor trustee to replace certain former trustees:

                   (a)  PacifiCorp Retirement Plan.

                   (b)  PacifiCorp Telecom Retirement Plan.


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                   (c) PacifiCorp Financial Services Retirement Plan

                   (d) Any other tax qualified retirement plan maintained by
            the Company or an affiliate that provides, with the approval of the Company, for funding through this trust.

            1.01-4 The board of directors of a subsidiary or affiliate of the Company shall adopt the Plan, and pursuant to the terms of the Plan, such adoption shall constitute an adoption of this trust agreement. Each subsidiary or affiliate shall be bound by the decisions, instructions, actions and directions of the Company, the Investment Committee or the Retirement Committees under or affecting this trust agreement, and the Trustee shall be fully protected by the Company and such subsidiary or affiliate in relying upon the decisions, instructions, actions and directions of the Company, the Investment Committee or the Retirement Committees.

     1.02  Qualification

           If the Commissioner of Internal Revenue initially rules that this trust is not exempt under Section 501(a) of the Internal Revenue Code, the Committee may retroactively amend it so as to qualify.

                                  ARTICLE II

                                  Trust Fund

     2.01  Payments to Trustee

           Contributions under the Plans by any adopting employer (an "Employer") shall be paid to the Trustee. The Trustee shall accept the sums paid to it and shall have no responsibility to determine the required amount of contributions, to collect any contribution not voluntarily paid or for the adequacy of the master trust or the funding standards adopted for any Plan to meet or discharge any pension or other liabilities of such plan.

     2.02  Investment Pools; Direction of Payments

           2.02-1 The Investment Committee shall establish separate investment pools. Each investment pool shall have an asset category or investment strategy. Assets of each Plan may be allocated among the investment pools by the Retirement Committees for that Plan. The Trustee shall account separately for the assets of each Plan and the results of the investment of the assets of each Plan within each investment pool.

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           2.02-2  The Trustee need have no regard for any interests of individual employees under the Plans and in making distributions with respect to a Plan shall rely wholly on the direction of the Retirement Committee of that Plan.


                                  ARTICLE III

                         Investment and Administration

     3.01  Administration by Committees

           3.01-1 The Investment Committee appointed under 3.01-2 has general responsibility for the investment of assets held by this trust and general responsibility for administering this trust. The Retirement Committee for each Plan has general responsibility for administering the respective Plans and the allocation of assets of the respective Plans among the investment pools of this trust. The term "Retirement Committee" refers to the committee or other person or persons serving as plan administrator of a Plan.

           3.01-2 The Investment Committee shall consist of three or more persons appointed by the President of the Company. The Investment Committee shall have a chair chosen from among its members and a secretary who need not be a member. Minutes shall be kept of all proceedings of the Investment Committee. The Investment Committee may act at a meeting by a majority vote of a quorum present or without a meeting by action recorded in a memorandum signed by a majority of the members. A majority of the members shall constitute a quorum.

           3.01-3 The Trustee shall be given the names and specimen signatures of the chairman, secretary and members of the Investment Committee and each Retirement Committee. The Trustee shall accept and rely upon the names and signatures until notified, in writing of change. Instructions to the Trustee shall be signed for a Committee by the chair or such other person as that Committee may designate in a writing provided to the Trustee.

     3.02  Investment Standards

           3.02-1 The trust assets shall be invested in any securities and other real or personal property, including any part interest therein, in accordance with applicable law. Subject to these requirements, permissible investments shall include but not be limited to the following:

                   (a) Preferred or common stock, notes, debentures, bonds or other securities.

                   (b) Commercial paper, savings and loan accounts, mutual funds, certificates of deposit and savings accounts.

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           including deposits bearing a reasonable rate of interest in the savings department of the Trustee or any other bank that is a fiduciary of this trust or a Plan.

                 (c)  Real estate or mortgages.

           3.02-2 The fund may be held in cash to the extent approved by the Investment Committee and considered advisable by the Trustee without liability for interest.

           3.02-3 Any portion of the trust assets may be invested in any collective investment fund maintained by the Trustee or an investment manager under 3.04 exclusively for investment of assets held in qualified employee benefit trusts. The instrument creating such fund is incorporated as part of this trust. Assets of this trust may be commingled with assets of other qualified trusts in the fund, and shall be held and administered by the Trustee under the fund instrument as it now exists and may later be amended.

     3.03  Investment with Insurance Company

           3.03-1 The Trustee shall on direction by the Investment Committee invest all or part of the assets with one or more insurance companies under a group annuity, deposit administration, guaranteed income or other annuity or investment contract. The insurance company shall, subject to the terms of the contract, have exclusive responsibility for and control over all assets invested with it.

           3.03-2 If an insurance company holds assets in a separate pooled account the following shall apply:

                 (a) The insurance company shall be an investment manager under 3.04.

                 (b) The insurance company shall invest the funds in accordance with 3.02, shall have all of the powers given to the Trustee under
           3.06 and shall not be subject to any state laws limiting investment.

                 (c) The assets may be commingled with assets of other qualified plans in the pooled account for investment in accordance with the investment contract.

           3.03-3 The Investment Committee shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any insurance contract to be applied for. The Trustee shall receive and hold in the Trust, subject to the provisions set forth in this Section, all insurance contracts obtained, the proceeds of any sale, assignment or


                                       4


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surrender of any such contract and any and all dividends and other payments of any kind received with respect to any such contract.

           3.03-4 The Trustee shall be the complete and absolute owner of insurance contracts held in the trust, provided that the Investment Committee shall have power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the Trustee as such absolute owner or that are granted by the terms of any such contract or by the terms hereof, and the Trustee shall not exercise any of the foregoing powers or take any other action permitted by any such contract other than upon the written direction of the Investment Committee. The Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Trustee, upon the written direction of the Investment Committee, shall deliver any insurance contract held in trust to such person or persons as may be specified in the direction.

           3.03-5 Upon the written direction of the Investment Committee, the Trustee shall pay from the trust premiums, assessments, dues, charges and interest, if any, upon any insurance contract held in the trust. The Trustee shall pay from the trust premiums, assessments, dues, charges and interest, if any, upon any insurance contract held in the trust. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction.

           3.03-6 Any sums paid out by any insurance company under the terms of a contract held in the trust either to the Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, or to question any action of the Trustee or to see that any action of the Trustee is authorized by the terms of this agreement.

           3.03-6 Anything contained herein to the contrary notwithstanding, to the extent permitted by law, the Trustee shall not be liable for the refusal of any insurance company to issue or change any contract or take any other action requested by the Trustee; for any assets invested in a contract at the direction of the Investment Committee; for the form, terms, genuineness, validity, sufficiency or effect of any contract held in the trust; for the act of any person or persons that my render any such contract null and void; for the failure of any insurance company to pay the proceeds of any such contract as and when the same shall become due and payable; for any delay in payment resulting from any provision contained in any such contract nor for the fact that for any reason whatsoever (other than the Trustee's own negligence or willful misconduct) any contract shall lapse or otherwise become uncollectible.

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     3.04  Investment Managers

           3.04-1 The Investment Committee may appoint one or more investment managers, who may be an insurance company holding assets under 3.03, for all or part of the trust assets. Subject to 3.03, 3.04-2 and 3.04-4 any such manager shall have exclusive responsibility for and control over the investment of the assets for which responsibility is allocated to the manager by the Investment Committee.

           3.04-2 The Investment Committee may, as to any investment manager except an insurance company, reserve any or all of the following rights:

                   (a) To fix investment objectives and guidelines.

                   (b) To fix permissible investments.

                   (c) To require consultation by the investment manager at regular intervals or with respect to certain kinds of transactions.

                   (d) To receive notification of all transactions before or after consummation.

                   (e) To have proposed transactions submitted in advance and not consummated if disapproved by notice given within 15 days after submission.

           3.04-3 The manager shall act in a fiduciary capacity and the Trustee shall act only as an administrative agent in carrying out directed investment transactions. The Trustee shall have no duty to investigate any directed transaction and shall not be responsible for the investment decision. If a directed transaction violates the duty to diversify, to maintain liquidity or to meet any other trust standard under this trust or applicable law, the entire responsibility and liability, if any, shall rest upon the investment manager giving the direction.

           3.04-4 Unless the Investment Committee directs otherwise, the Trustee shall have authority to do the following even though assets are being managed by an investment manager:

                   (a) Dispose of fractional shares.

                   (b) Roll over treasury obligations, commercial paper and similar investments.

                   (c) Make short term investments in highly liquid low risk interest bearing deposits or securities.

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          3.04-5 Each investment manager shall be qualified under the Employee
Retirement income Security Act of 1974, as amended. Each manager shall verify to the Investment Committee in writing that the manager:

                 (a) Is a registered investment advisor under the Investment Advisor's Act of 1940, a bank as defined in that Act or a qualified insurance company;

                 (b) is bonded for the protection of the trust in conformance with applicable law; and

                 (c) Acknowledges that the manager is a fiduciary with respect to this trust.

          3.04-6 The Investment Committee shall notify the Trustee of the appointment, removal or resignation of any investment manager. The Trustee may rely upon the continued authority of an appointed manager until notified of resignation or removal. Each investment manager shall, on request, give the Trustee and the Investment Committee the names and specimen signatures of persons authorized to act for the manager. The Trustee may rely upon such names and signatures until notified, in writing, of any changes.

          3.04-7 An investment manager shall exercise all voting rights of the holder of any stocks, bonds or other securities for which it has been allocated responsibility. With respect to such securities, the manager shall have the power to:

                 (a) Give general or special proxies or powers of attorney with or without power of substitution;

                 (b) Exercise any conversion privileges, subscription rights or other options and make any payments incidental thereto; and

                 (c) Consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers in connection therewith.

     3.05 Investment of Unallocated Assets

          3.05-1 In the event that the responsibility for and control over the investment of trust assets has not been allocated to an investment manager or deposited with an insurance company pursuant to Sections 3.03 or 3.04, any investment manager resigns or is removed or the contract pursuant to which assets were deposited with any insurance company is terminated and the proceeds of such contract are deposited in the


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trust, the Trustee shall not have or be deemed to have any responsibility to manage and control such assets except as provided in 3.05-2.

           3.05-2 If an Investment Committee has been appointed, the Trustee shall treat such assets as managed by the Investment Committee pending notification from the Investment Committee of the appointment of a different successor to the former investment manager or the investment of such assets with one or more insurance companies pursuant to Section 3.03. If no Investment Committee has been appointed and if no notification of the appointment of such a successor is received within seven days of notification to the Trustee of the former investment manager's resignation or removal or the deposit of the proceeds of such insurance company contract, the Trustee shall thereafter have responsibility for and control over the investment of such assets unless and until it receives other instructions from the Investment Committee as to the investment of such assets.

           3.05-3 In the event that the Investment Committee assumes responsibility over trust assets pursuant to 3.05-2 or otherwise elects to direct the investment of all or any portion of the trust assets, 3.04-3 shall apply for the protection of the Trustee with respect to investments directed by the Investment Committee.

     3.06  Powers of Trustee

           3.06-1 The Trustee shall have all necessary powers to discharge its duties under this trust, including without limitation the powers to do the following, subject to investment authority allocated to any insurance company or investment manager or retained by the Investment Committee:

                 (a) Own and hold all assets and retain and exercise all incidents of such ownership, subject to the terms of this trust, either directly or through nominees, with or without disclosing the trust.

                 (b) Deal in any way with any assets through a public or private transaction and receive all proceeds from the assets.

                 (c) As the holder of any security in the trust fund, exercise any right or power or take any action that could be exercised or taken by a beneficial owner holding the security of record.

                 (d) Write covered call options on securities in the fund and deal in other options directly related to an outstanding covered call option.

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           3.06-2  The Trustee's cost in any litigation relating to the trust assets shall be an administration expense. The Trustee may decline to start or respond to any legal action unless the Company indemnifies the Trustee to its satisfaction from any expense not covered by the trust fund. The Trustee may compromise claims on terms approved by the Investment Committee, which shall be binding on all parties.

           3.06-3 If authorized in writing by the Investment Committee, the Trustee may borrow money for trust purposes on the security of trust assets.

           3.06-4 The Trustee may employ agents for assistance and may consult and rely upon the advice of counsel, who may be counsel for the Company.

     3.07  Securities Lending

           The Trustee shall have the authority, with the approval of the Investment Committee, to designate The Bank of New York to act on its behalf in lending securities held in the trust fund to brokers, dealers or other borrowers on such terms and conditions as are consistent with the Act.

     3.08  Distributions; Conflicting Claims

           3.08-1 The Trustee, from time to time, upon receipt of a written order from the Retirement Committee for a Plan, shall make payments from the trust fund to such persons (including the Retirement Committee or any member of such Committee), and in such amounts as the Retirement Committee shall direct, and amounts paid pursuant to such direction thereafter no longer shall constitute a part of the trust fund. Orders from the Retirement Committee need not specify the purpose of the payments so ordered, and, except as provided by law, the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments or for the administration of the Plan. Any such order shall constitute a certification that the payment directed is one which the Retirement Committee is authorized to direct, and the Trustee need make no further investigation. Payments by the Trustee may be made as follows:

                   (a) By the Trustee's check to the order of the payee and mailed to the payee at the address last furnished to the Trustee by the Retirement Committee or by the payee, or if no such address has been so furnished, to the payee in care of the Company; or

                   (b) subject to 3.08-2, by direct deposit or transfer to an account of the payee in accordance with the direction of the Retirement Committee.

           3.08-2 If the Retirement Committee directs the Trustee to deposit periodic payments directly into the bank account of a payee, such deposit shall be conditioned

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upon such person and its depository bank having entered into a depository agreement with the Trustee that is satisfactory to the Trustee.

           3.08-3 In directing the Trustee to make payments out of the trust fund, the Retirement Committee shall follow the provisions of the Plan, so that it shall be impossible, either during the existence or upon the discontinuance of the Plan, for any part of the trust fund to be used for or diverted to purposes other than for the exclusive benefit of the participants or their beneficiaries, at any time prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries, or for any part thereof to be paid or applied to the use of any Company or any affiliate or subsidiary of the Company except as permitted by law.

           3.08-4 In the event that any payment ordered by a Retirement Committee shall be distributed by the Trustee in accordance with 3.08-1 through 3.08-3 and such payment shall be returned to the Trustee because the payee or the payee's account cannot be located at such address or any check so mailed shall not be presented for payment within six months of the date thereof, the Trustee shall promptly notify the Retirement Committee of such return or failure to present. Upon the expiration of 60 days after such notification such payment order shall become void, and unless and until a further order of such Committee is received by the Trustee with respect to such payment, the Trustee shall return such payment to the trust fund and continue to administer the trust find as if such order had not been made. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person (or the person's duly appointed representative).

           3.08-5 A receipt from the recipient or canceled check shall be a sufficient voucher for the Trustee. Neither the Trustee nor any Retirement Committee need obtain from the recipient an accounting for the payment.

           3.08-6 The Trustee may make all or part of any payment in kind using then existing assets of the trust valued as of the date of distribution. No transfer agent or other person involved need review the authority for the transfer or require an accounting of the application of the property transferred.

           3.08-7 If a dispute arises over a distribution, the Trustee may withhold the distribution until the dispute is determined by a court of competent jurisdiction or settled by the parties concerned.

     3.09  Expenses and Fees

           The Trustee shall be reimbursed for all expenses and shall be paid a reasonable fee approved from time to time by the Investment Committee. The Trustee shall notify the Investment Committee periodically of expenses and fees and the Company may elect to pay them. The Company also may elect to pay fees and expenses of investment managers, investment advisors or other consultants appointed or

                                      10
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engaged by the Investment Committee.  Otherwise the expenses and fees shall be charged to the trust.

     3.10  Additional Trustee

           3.10-1 The Investment Committee may appoint one or more national or state banks or trust companies as additional trustees and may direct the Trustee to transfer all or any part of the trust assets to such trustee. Upon such transfer the Trustee shall have no responsibility for the custody or safekeeping of any trust assets so transferred and, to the extent permitted by law, shall not be responsible for the actions taken or omitted by such additional trustee.

           3.10-2 The Investment Committee shall specify the responsibilities of an additional trustee, which may be general or limited. An additional trustee shall have no responsibility or liability for anything outside of its specified responsibilities, and shall not be liable for any action or inaction of any other trustee with respect to other matters.

           3.10-3 The Investment Committee's statement of appointment of an additional trustee shall become a part of this trust.

                                  ARTICLE IV

                        Records; Valuation; Accountings

     4.01  Records; Information for Committees

           4.01-1 The Trustee shall keep complete records of the trust open to inspection by the Investment Committee and the Retirement Committees at all reasonable times.

           4.01-2 In addition to reports required below, the Trustee shall furnish the Investment Committee and the Retirement Committees any information about the trust fund that any of them requests.

     4.02  Valuation

           As of each valuation date specified by the Investment Committee, the Trustee shall value the trust fund in accordance with applicable law and report the value to the Investment Committee and the Retirement Committees. The value of any funds deposited with an insurance company under 3.03 shall be the amount withdrawable to pay benefits at any time as determined by the Investment Committee. The determination of the value of the trust fund by the Trustee, or by such person or persons believed by the Trustee to be competent to make such determination as the Trustee shall select, shall be conclusive and binding upon the Plans and the participants


                                      11
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and beneficiaries thereof, the Company, its affiliates and subsidiaries and the
Investment and Retirement Committees, and the Trustee may rely for all purposes upon certified appraisal or other form of valuation submitted to it.

     4.03  Accountings

           4.03-1 The Trustee shall furnish the Investment Committee and the Retirement Committees with a complete accounting annually within 60 days after the end of the trust year showing assets and liabilities and income and expense for the year with respect to each Plan. The form and content of the accounting shall be sufficient for each Retirement Committee to comply with reporting and disclosure requirements under applicable law.

           4.03-2 The Investment Committee or any Retirement Committee may object to an accounting within 90 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least five such accountants furnished by the Investment Committee at the time the audit is requested. Either the Investment Committee or the Trustee may require that the account be settled by a court of competent jurisdiction in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings including reasonable attorneys' fees shall be allowed as administrative expenses of the trust.

           4.03-3 If no Committee objects to an accounting within the time provided, the account shall be settled for the period covered by it.

           4.03-4 When an account is settled, it shall be final and binding on all parties including the Company and all participants and persons claiming through them.

     4.04  Bonding

           The Trustee need not give any bond or other security for performance of its duties under this trust.

                                   ARTICLE V

                               Successor Trustee

     5.01  Resignation and Removal

           5.01-1 The Trustee may resign at any time by notice to the Investment Committee, which shall be effective in 60 days' unless the Investment Committee and the Trustee agree otherwise.

                                      12

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           5.01-2 The Trustee may be removed by the Investment Committee on 30 days notice or shorter notice accepted by the Trustee.

           5.01-3 Upon removal the Trustee shall begin transfer of assets to the successor Trustee immediately. The transfer shall be completed within 30 days, unless the Investment Committee extends the time limit.

     5.02  Appointment of Successor

           5.02-1 The Investment Committee may appoint any national or state bank or trust company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee who shall have all of the rights and powers of the Trustee including ownership of the trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Investment Committee or the successor Trustee to evidence the transfer.

           5.02-2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets. The successor Trustee shall not be responsible for any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.

     5.03  Accountings; Continuity

           5.03-1 If the Trustee resigns or is removed, it shall submit a final accounting to the Investment Committee and the Retirement Committees as soon as practicable. The accounting shall be received and settled as provided in 4.03 for regular accountings.

           5.03-2 No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall terminate a Plan or this trust.

                                  ARTICLE VI

                           Amendment and Termination

     6.01  Amendment

           6.01-1 The Investment Committee may amend this trust at any time by written instrument executed and delivered to the Trustee, with the following limitations:

                  (a)  All amendments shall be signed by the Trustee.

                  (b) No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without its approval.

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

                   (c) No amendment shall revest any of the trust fund in any Employer or otherwise modify the trust so that it would not be for the exclusive benefit of the eligible employees.

           6.01-2 Amendments may be made effective retroactively to the extent permitted by applicable law and regulations.

     6.02  Termination

           6.02-1 Any Plan may be terminated at any time. In such event the Retirement Committee for the Plan shall give any required notice to the Pension Benefit Guaranty Corporation and may request a ruling from the Internal Revenue Service on the effect of termination on the qualification of the Plan and this trust. The Trustee may decline to distribute under 6.02-2 until the notice has been given and appropriate rulings issued.

           6.02-2 Upon termination of a Plan, the sponsor of the Plan may direct that the trust be continued with respect to the Plan to pay benefits as they mature or be liquidated. If the trust fund is liquidated with respect to a Plan it shall be distributed to the Plan's participants and beneficiaries in accordance with the Plan.

           6.02-3 In no event shall any part of the contributions or the principal or income of this trust be paid to or revested in the Company or any Employer or be used other than for the exclusive benefit of the participants and their beneficiaries, except for return of contributions or recovery of an actual surplus as provided in a Plan.

                                  ARTICLE VII

                              General Provisions

     7.01  Applicable Law

           This trust shall be construed according to the laws of Oregon except as preempted by federal law.

     7.02  Agreement Binding on All Parties

           This agreement shall be binding upon the successors and assigns of any and all present and future parties.

     7.03  Notices and Directions

           Any notice or direction under this trust shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid in the United

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

States mail. Mail shall be directed to the address stated in this trust or to such other address as either party may specify by notice to the other party.

     7.04  No Implied Duties

           The duties of the Trustee shall be those stated in this trust, and no other duties shall be implied.

     7.05  Reliance on Information

           The Trustee may accept as correct and rely on any information furnished by an Employer, the Investment Committee or Retirement Committees. The Trustee may not require an audit or disclosure of the records of any Employer.

     7.06  Nondiscrimination

           The Investment Committee, the Retirement Committees and the Trustee shall to the fullest extent possible treat all persons similarly situated alike under this trust.

     7.07  Inalienability of Benefits and Interests

           No distribution or payment under this trust to any participant or beneficiary of the Plans shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid or recognized by the Trustee, nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment, except in the case of any voluntary and revocable assignment of any benefit payment permitted by law and except to such extent as may otherwise be required by law. If the Trustee is notified by the Retirement Committee for a Plan that any such participant or beneficiary has been adjudicated bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Trustee shall, if so directed by the Retirement Committee, hold or apply such distribution or payment or any part thereof to or for the benefit of such participant or beneficiary in such manner as the Retirement Committee shall direct.

     7.08  No Merger, Consolidation or Transfer of Plan Assets or Liabilities

           Anything herein to the contrary notwithstanding, the trust shall under no circumstances be so operated as to permit, and nothing herein contained shall be deemed to authorize, any merger, consolidation, or transfer of the assets or liabilities of any of the Plans with or to any other plan except in compliance with the provisions


                                      15
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of the Employee Retirement Income Security Act of 1974, as amended (the "Act")
and the Code which are applicable to such mergers, consolidations, or transfers.

                                 ARTICLE VIII

                     Liability of Trustee; Indemnification

     8.01  Enforcement of Agreement

           To protect the trust from expenses which might otherwise be incurred, to the extent permitted by the law the Company shall have the sole authority to enforce this Agreement on behalf of all persons claiming any interest in the trust or under any Plan, and no other person may institute or maintain any action or proceeding against the Trustee or the trust in the absence of written authority from the Company or judgment of a court of competent jurisdiction that in refusing authority the Company acted fraudulently or in bad faith.

     8.02  Indemnification of Trustee; Limitation on Liability

           8.02-1 The Company hereby agrees to indemnify the Trustee, individually and as Trustee under this agreement, and its directors, officers and employees, and to hold it and them harmless from and against any claim, liability, loss, damage or expense which may be asserted against it or them by reason of any action taken or omitted by or on behalf of the Trustee at the direction of, or in reliance on, information provided by, the Investment Committee, the Company or the Retirement Committee for a Plan.

           8.02-2 The Trustee and its directors, officers and employees shall not be liable for any claims, loss, damage or expense which may be asserted against it or them by reason of any action taken or omitted by or on behalf of the Trustee at the direction



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

of, or in reliance on information provided by, any investment manager appointed for a Plan.

                   Company                       PACIFICORP

                                                 By  /s/ Robert F. Lanz
                                                   -------------------------
                                                   Name:  Robert F. Lanz
                                                   Title:

                                                 Executed: January 9, 1995.


                   Trustee                       THE BANK OF NEW YORK

                                                 By  /s/ Richard J. Barry
                                                   -------------------------
                                                   Name:  Richard J. Barry
                                                   Title: Vice President

                                                 Executed: January 11, 1995.



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